Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

    OCTOBER 27, 2011

QUALITY SYSTEMS, INC. REPORTS RECORD FISCAL 2012 SECOND QUARTER

RESULTS; BOARD-APPROVED 2:1 STOCK SPLIT EFFECTIVE TODAY

IRVINE, Calif. … October 27, 2011 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2012 second quarter ended September 30, 2011.

Results reflect the previously announced, Board-approved 2:1 stock split which became effective yesterday for shareholders of record as of October 6, 2011. Each shareholder of record at the close of business on October 6, 2011 received one additional share for every outstanding share held as of the record date. Today, the Company’s shares will begin trading on the Nasdaq Stock Market at the new split-adjusted price. All share and per share data provided herein have been adjusted to reflect the impact of the stock split.

The Company reported record net revenues of $107.6 million for the fiscal 2012 second quarter, an increase of 32 percent versus $81.5 million for the fiscal 2011 second quarter. Net income for the fiscal 2012 second quarter reached a record $20.5 million, up 53 percent compared with $13.4 million for the same period a year ago. Fully diluted earnings per share were $0.35 in the second quarter of fiscal 2012, versus $0.23 for the fiscal 2011 second quarter, an increase of 52 percent.

“The extraordinary growth and our solid performance stem from sales resulting from decisions made, in part based on the stimulus plan. As the stimulus continues to gain momentum, and our pipeline fills, we are realizing the benefits of the positioning and preparation we did in advance. The quarterly results reflect the ongoing acceptance of our solutions and strength of our services in the marketplace,” explained Steven T. Plochocki, Quality Systems’ chief executive officer.

Quality Systems, Inc. also announced that the Company’s Board of Directors declared a quarterly cash dividend of Seventeen and One-Half Cents ($0.175) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of December 20, 2011 with an anticipated distribution date of January 5, 2012. The $0.175 per share cash dividend, which has been adjusted to reflect the 2:1 stock split that became effective yesterday, is consistent with the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of

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Quality Systems, Inc.

Fiscal 2012 Second Quarter Results

Common Stock, subject to further Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2012 second quarter results on Thursday, October 27, 2011 at 10:00 AM ET (7:00 AM PT). All participants should dial 877-941-1468 at least ten minutes prior to the start of the call. International callers should dial 480-629-9869. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 or 303-590-3030 and enter reservation identification number 4478711. The replay will be available from approximately 12:00 PM ET on Thursday, October 27, 2011, through 11:59 PM ET on Thursday, November 3, 2011.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Management believes that these forward looking statements are reasonable and are based on reasonable assumptions and forecasts, however, undue reliance should not be placed on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration;

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Quality Systems, Inc.

Fiscal 2012 Second Quarter Results

uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Software, hardware and supplies	$31,860	$20,375	$60,771	$45,131
Implementation and training services	6,094	4,499	11,566	8,807

System sales	37,954	24,874	72,337	53,938
Maintenance	35,214	27,529	66,716	53,065
Electronic data interchange services	11,985	10,142	24,077	19,906
Revenue cycle management and related services	11,142	11,175	23,023	21,947
Other services	11,339	7,737	21,923	15,528

Maintenance, EDI, RCM and other services	69,680	56,583	135,739	110,446

Total revenues	107,634	81,457	208,076	164,384

Cost of revenue:
Software, hardware and supplies	4,187	4,696	8,801	10,908
Implementation and training services	5,050	3,475	9,125	6,465

Total cost of system sales	9,237	8,171	17,926	17,373
Maintenance	3,994	3,238	7,848	6,692
Electronic data interchange services	7,964	6,773	15,926	13,482
Revenue cycle management and related services	8,456	8,222	17,282	16,367
Other services	6,369	3,724	11,966	8,073

Total cost of maintenance, EDI, RCM and other services	26,783	21,957	53,022	44,614

Total cost of revenue	36,020	30,128	70,948	61,987

Gross profit	71,614	51,329	137,128	102,397
Operating expenses:
Selling, general and administrative	32,169	24,829	61,555	51,067
Research and development costs	7,358	5,232	14,185	10,688
Amortization of acquired intangible assets	520	445	1,002	792

Total operating expenses	40,047	30,506	76,742	62,547

Income from operations	31,567	20,823	60,386	39,850
Interest income	75	129	157	189
Other income (expense), net	(144)	65	(182)	59

Income before provision for income taxes	31,498	21,017	60,361	40,098
Provision for income taxes	11,002	7,587	20,882	14,576

Net income	$20,496	$13,430	$39,479	$25,522

Net income per share:
Basic	$0.35	$0.23	$0.67	$0.44
Diluted	$0.35	$0.23	$0.67	$0.44
Weighted average shares outstanding:
Basic	58,664	57,870	58,511	57,830
Diluted	59,005	58,156	58,902	58,132
Dividends declared per common share	$0.175	$0.15	$0.35	$0.30

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	September 30, 2011	March 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$125,775	$116,617
Restricted cash	2,848	3,787
Marketable securities	1,098	1,120
Accounts receivable, net	150,224	139,772
Inventories	2,791	1,933
Income taxes receivable	3,230	—
Deferred income tax assets, net	10,466	10,397
Other current assets	9,814	8,768

Total current assets	306,246	282,394
Equipment and improvements, net	14,853	12,599
Capitalized software costs, net	17,395	15,150
Intangibles, net	22,541	16,890
Goodwill	51,156	46,721
Other assets	4,535	4,932

Total assets	$416,726	$378,686

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,369	$6,686
Deferred revenue	83,291	76,695
Accrued compensation and related benefits	9,793	10,247
Income taxes payable	—	3,530
Dividends payable	10,290	10,162
Other current liabilities	18,178	29,316

Total current liabilities	127,921	136,636
Deferred revenue, net of current	1,272	1,099
Deferred income tax liabilities, net	11,384	11,384
Deferred compensation	2,756	2,488
Other noncurrent liabilities	4,334	2,409

Total liabilities	147,667	154,016
Commitments and contingencies
Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 58,818 and 58,068 shares at September 30, 2011 and March 31, 2011, respectively	588	580
Additional paid-in capital	158,394	132,969
Retained earnings	110,077	91,121

Total shareholders’ equity	269,059	224,670

Total liabilities and shareholders’ equity	$416,726	$378,686

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